EXHIBIT 99.1

3D Systems Announces Additional Restructuring Initiative and Provides Preliminary Third Quarter 2023 Financial Results

  Restructuring initiative targeted to deliver incremental annualized savings of $45 - $55 million by the end of 2024
  Focus on delivering sustainable profitability while investing in essential growth platforms
  Preliminary third quarter 2023 revenue expected of $123.0 - $124.0 million
  Withdrawing full-year 2023 guidance in response to softening outlook for customer capital spending on new production capacity
  Management to discuss financial results and restructuring initiative on November 8 earnings call

ROCK HILL, S.C., Oct. 25, 2023 (GLOBE NEWSWIRE) -- 3D Systems (NYSE:DDD) today announced preliminary third quarter 2023 revenue results and provided a business update on the next phase of its multi-faceted restructuring initiative.

For the third quarter 2023, the company expects revenues between $123.0 - $124.0 million, a decrease from third quarter 2022 revenue of $9.3 - $8.3 million, driven primarily by continued softness in printer demand. While the company expects fourth quarter 2023 revenues to strengthen on a consecutive basis, consistent with historic seasonality trends, full year 2023 revenues will be softer than previously expected. This, combined with continued uncertainty in the macroeconomic and geopolitical environment, is leading the company to withdraw its full-year 2023 financial guidance, which was last provided on August 9, 2023.

In light of these results and continuing macro-risks, the company also announced the next evolution of its restructuring initiative designed to improve operating efficiencies throughout the organization and drive long-term value creation. This additional phase of the restructuring initiative will target to deliver expected annualized savings of $45 – $55 million by the end of 2024, with the majority of the cost takeout to occur by the end of the first quarter of 2024. The initiative is primarily targeted at continuing to rationalize headcount and geographic locations in all functions across the company. These efforts are expected to streamline the overall organization and reduce operating costs, while continuing to improve customer quality, and delivery reliability. Importantly, these cost actions are designed to preserve key investments in new product development, results of which are expected to include the release in 2024 of a number of highly innovative new production printing platforms and advanced engineering materials needed to meet anticipated customer needs in the years ahead. The net result of these actions will drive near-term profitability and cash performance, while supporting exciting long-term growth as additive manufacturing continues to penetrate production environments around the world.

The company has not yet completed its financial and operating closing procedures for the third quarter 2023. Additionally, the preliminary financial data above has not been subject to review or other procedures by the company’s independent registered public accounting firm. As a result, actual results may differ materially from the preliminary results shown above and will not be publicly available until the company reports its third quarter 2023 results in early November 2023.

Third Quarter 2023 Financial Results Timing
Third quarter 2023 financial results and additional details regarding the restructuring initiative will be released before market and discussed by management during the Third Quarter 2023 Financial Results Conference Call on Wednesday, November 8, 2023.

Third Quarter 2023 Financial Results Conference Call
Date: Wednesday, November 8, 2023
Time: 8:30 a.m. Eastern Time
Listen via webcast: www.3dsystems.com/investor
Participate via telephone: 201-689-8345

The webcast replay will be available approximately two hours after the end of the conference call at www.3dsystems.com/investor.

Forward-Looking Statements
Certain statements made in this release that are not statements of historical or current facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the company to be materially different from historical results or from any future results or projections expressed or implied by such forward-looking statements. In many cases, forward-looking statements can be identified by terms such as "believes," "belief," "expects," "may," "will," "estimates," "intends," "anticipates" or "plans" or the negative of these terms or other comparable terminology. Forward-looking statements are based upon management’s beliefs, assumptions, and current expectations and may include comments as to the company’s beliefs and expectations as to future events and trends affecting its business and are necessarily subject to uncertainties, many of which are outside the control of the company. The factors described under the headings "Forward-Looking Statements" and "Risk Factors" in the company’s periodic filings with the Securities and Exchange Commission, as well as other factors, could cause actual results to differ materially from those reflected or predicted in forward-looking statements. Although management believes that the expectations reflected in the forward-looking statements are reasonable, forward-looking statements are not, and should not be relied upon as a guarantee of future performance or results, nor will they necessarily prove to be accurate indications of the times at which such performance or results will be achieved. The forward-looking statements included are made only as of the date of the statement. 3D Systems undertakes no obligation to update or revise any forward-looking statements made by management or on its behalf, whether as a result of future developments, subsequent events or circumstances or otherwise, except as required by law.

About 3D Systems
More than 35 years ago, 3D Systems brought the innovation of 3D printing to the manufacturing industry. Today, as the leading additive manufacturing solutions partner, we bring innovation, performance, and reliability to every interaction - empowering our customers to create products and business models never before possible. Thanks to our unique offering of hardware, software, materials, and services, each application-specific solution is powered by the expertise of our application engineers who collaborate with customers to transform how they deliver their products and services. 3D Systems’ solutions address a variety of advanced applications in healthcare and industrial markets such as medical and dental, aerospace & defense, automotive, and durable goods. More information on the company is available at www.3dsystems.com.

Investor Contact:	investor.relations@3dsystems.com
Media Contact:	press@3dsystems.com